EXHIBIT (h)(4)

EXECUTION COPY

MUTUAL FUND SERVICES AGREEMENT

Fund Accounting, fund financial reporting, Tax, and treasury/compliance Services

American Century Global Investment Management, Inc.

July 2, 2008

J.P. Morgan Investor Services Co.

FUND SERVICES AGREEMENT

Table of Contents

Section		Page

1.	Appointment	1

2.	Representations and Warranties	1

3.	Delivery of Documents	3

4.	Services Provided	4

5.	Fees and Expenses	4

6.	Limitation of Liability and Indemnification	6

7.	Term	8

8.	Notices	8

9.	Waiver	9

10.	Force Majeure	9

11.	Amendments	9

12.	Change Process	10

13.	Severability	9

14.	Governing Law	9

15.	Confidentiality	9

Signatures		10

Schedule A  --  Fees and Expenses

Schedule A-1 – List of Funds Organized Under the
Investment Company Act of 1940 (“40-Act Funds”)

Schedule A-2--- List of 40-Act Fund of Funds

Schedule A-3—List of Non 40-Act Fund of Funds

Schedule A-4—List of Subadvised, Separate and
Corporate Funds/Accounts

Schedule A-5 –List of Commingled Trusts

Schedule B  --  General Description of Fund Accounting Services

Schedule C – General Description of Fund Financial Reporting, Tax,
and Treasury/Compliance Services

Schedule D -- Minimum Service Levels Applicable to Fund Accounting Services, Fund
Financial Reporting, Tax, and Treasury/Compliance Services

FUND SERVICES AGREEMENT

AGREEMENT made as of July 2, 2008 by and between American Century Global Investment Management, Inc. (“ACGIM"), a Delaware corporation and J.P. Morgan Investor Services Co. (“J.P. Morgan”), a Delaware corporation.

W I T N E S S E T H:

WHEREAS, ACGIM is registered as an investment advisor under the Investment Advisors Act of 1940, as amended (the “Advisors Act”); and

WHEREAS, ACGIM is the investment advisor for the open-end management investment companies listed in Schedules A-1 and A-2 (the “Funds”), as well as for the fund of funds listed in Schedule A-3, those client accounts listed in Schedule A-4, and the commingled trusts listed in Schedule A-5 (Schedules A-1 through A-5 are collectively designated the “Clients”);

WHEREAS, ACGIM wishes to contract with J.P. Morgan to provide certain services to ACGIM with respect to the Clients;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.           Appointment.  ACGIM hereby appoints J.P. Morgan to provide services for the Clients, as described hereinafter, for the period and on the terms set forth in this Agreement.  J.P. Morgan accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Section 5 of and Schedule A to this Agreement.

2.           Representations and Warranties.

(a)           J.P. Morgan represents and warrants to ACGIM that:

(i)           J.P. Morgan is a corporation, duly organized and existing under the laws of the State of Delaware;

(ii)          J.P. Morgan is duly qualified to carry on its business in the Commonwealth of Massachusetts;

(iii)         J.P. Morgan is empowered under applicable laws and by its Certificate of Incorporation and By-Laws to enter into and perform this Agreement;

(iv)         all requisite corporate proceedings have been taken to authorize J.P. Morgan to enter into and perform this Agreement;

(v)          J.P. Morgan has, and will continue to have, access to the facilities, personnel and equipment required to fully perform its duties and obligations hereunder;

(vi)         no legal or administrative proceedings have been instituted or threatened which would impair J.P. Morgan’s ability to perform its duties and obligations under this Agreement;

(vii)        J.P. Morgan’s entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of J.P. Morgan or any law or regulation applicable to J.P. Morgan; and

(viii)       assuming execution and delivery of this Agreement by ACGIM, this Agreement is J.P. Morgan’s legal, valid and binding obligation, enforceable in accordance with its terms.

(b)           ACGIM represents and warrants to J.P. Morgan that:

(i)           ACGIM is a corporation, duly organized and existing and in good standing under the laws of Delaware;

(ii)           ACGIM is empowered under applicable laws and by its Charter Document and By-Laws to enter into and perform this Agreement;

(iii)          all requisite proceedings have been taken to authorize ACGIM to enter into and perform this Agreement;

(iv)          ACGIM is registered as an investment advisor under the Advisors Act;

(v)           with respect to each Fund listed in Schedule A-1 and A-2, a registration statement on Form N-1A filed under the Securities Act of 1933, as amended ("1933 Act") and the Investment Company Act has been filed and will be effective and will remain effective during the term of this Agreement, and all necessary filings under the laws of the states will have been made and will be current during the term of this Agreement;

 (vi)          no legal or administrative proceedings have been instituted or threatened which would impair ACGIM’s ability to perform its duties and obligations under this Agreement;

(vii)          the Funds’ registration statements comply in all material respects with the 1933 Act and the Investment Company Act (including the rules and regulations thereunder) and none of the Fund’s prospectuses and/or statements of additional information contain any untrue statement of material fact or omit to state a material fact necessary to make the statements therein not misleading; and

(viii)         ACGIM’s entrance into this Agreement shall not cause a (a) material breach or be in material conflict with any other agreement or (b) obligation of ACGIM or any law or regulation applicable to it.

3.           Delivery of Documents.  ACGIM will promptly furnish to J.P. Morgan such copies, properly certified or authenticated, of contracts, documents and other related information that J.P. Morgan may reasonably request or requires to properly discharge its duties. Such documents may include but are not limited to the following:

(a)           Resolutions of the Board of Directors of ACGIM authorizing the appointment of J.P. Morgan to provide certain services to ACGIM and approving this Agreement;

(b)           ACGIM’s Charter Document;

(c)           ACGIM’s By-Laws;

(d)           The Funds’ Notification of Registration on Form N-8A as filed with the Securities and Exchange Commission ("SEC");

(e)           The Funds’ registration statement including exhibits, as amended, on Form N-1A (the "Registration Statement") under the 1933 Act and the Investment Company Act, as filed with the SEC;

(f)           Copies of the Investment Advisory Agreement between the Clients and ACGIM (the "Advisory Agreement");

(g)           Auditors’ reports;

(h)           The Funds’ prospectus(es) and statement(s) of additional information relating to all funds, series, portfolios and classes, as applicable, and all amendments and supplements thereto (such Prospectus(es) and Statement(s) of Additional Information and supplements thereto, as presently in effect and as from time to time hereafter amended and supplemented, herein called the "Prospectuses"); and

(i)           Such other agreements as the Funds may enter into from time to time such as securities lending agreements, swap agreements, futures and commodities account agreements, brokerage agreements and options agreements.

4.           Services Provided.

(a)           J.P. Morgan will exercise reasonable care and due diligence by providing the following services to ACGIM with respect to the Clients, with a detailed description of each service appearing in the designated Schedules:

                     (i)           Fund Accounting (Schedule B);

(ii)           Fund Financial Reporting, Tax, and Treasury/Compliance (Schedule C).

 J.P. Morgan shall provide the foregoing Services pursuant to the Service Levels defined in Schedules D and E, respectively.

(b)           J.P. Morgan will also:

(i)           provide office facilities with respect to the provision of the services contemplated herein (which may be in the offices of J.P. Morgan or a corporate affiliate of J.P. Morgan);

(ii)           provide or otherwise obtain personnel sufficient for provision of the services contemplated herein;

(iii)           furnish equipment and other materials, which are necessary or desirable for provision of the services contemplated herein; and

(iv)           keep records relating to the services provided hereunder in such form and manner as J.P. Morgan may deem appropriate or advisable.  To the extent required by Section 31 of the Investment Company Act and Section 204-2 of the Investment Advisers Act of 1940 and  the respective rules thereunder, J.P. Morgan agrees that all such records prepared or maintained by J.P. Morgan relating to the services provided hereunder are the property of the Funds and will be preserved for the periods prescribed under Rule 31a-2 under the Investment Company Act, maintained at the Funds’ expense, and made available in accordance with such Section and rules.

5.           Fees and Expenses.

(a)           As compensation for the services rendered to ACGIM pursuant to this Agreement ACGIM shall pay J.P. Morgan monthly fees determined as set forth in Schedule A to this Agreement. Such fees are to be billed monthly and shall be due and payable upon receipt of the invoice.  Upon any termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination.

(b)           ACGIM may request additional services, additional processing, or special reports, with such specifications and requirements documentation as may be reasonably required by J.P. Morgan.  In addition, significant regulatory and legal changes and changes in the Funds’ status may necessitate additional services, processing or reports.  In either instance, if J.P. Morgan elects to provide such services or arrange for their provision, it shall be entitled to additional fees and expenses as negotiated with ACGIM.

(c)           J.P. Morgan will bear its own expenses in connection with the performance of the services under this Agreement except as provided herein or as agreed to by the parties.  ACGIM agrees to promptly reimburse J.P. Morgan for any services, equipment or supplies ordered by or for the Client or ACGIM through J.P. Morgan and for any other expenses that J.P. Morgan may incur on the Client's behalf at ACGIM’s request.  Such other expenses to be incurred in the operation of the Client account and to be borne by ACGIM, include, but are not limited to:  taxes levied on the services provided by J.P. Morgan; interest charges; processing services and related fees; charges and expenses of pricing and data services, costs and expenses of special telephone and data lines and devices; reprocessing costs to J.P. Morgan caused by third party errors; copying charges; overtime work when necessitated by unusual Client requests; microfilm and storage; corporate action services; reasonable service termination and conversion costs; any expenses necessitated by regulatory or legal changes; and any extraordinary expenses and other customary Client expenses.  In addition, J.P. Morgan may utilize one or more independent pricing services to obtain securities prices and to act as backup to the primary pricing services designated by the Funds, in connection with determining the net asset values of the Funds.  ACGIM will reimburse J.P. Morgan for the Funds’ share of the cost of such services based upon the actual usage, or a pro-rata estimate of the use, of the services for the benefit of the Funds.

                    (d)           All fees, out-of-pocket expenses, or additional charges of J.P. Morgan shall be billed on a monthly basis and shall be due and payable upon receipt of the invoice.

(e)           J.P. Morgan will render, after the close of each month in which services have been furnished, a statement reflecting all of the charges for such month.  Charges remaining unpaid after thirty (30) days shall bear interest in finance charges equivalent to, in the aggregate, the Prime Rate (as determined by J.P. Morgan) plus two percent per year.

(f)           In the event that ACGIM is more than sixty (60) days delinquent in its payments of monthly billings in connection with this Agreement (with the exception of specific amounts which may be contested in good faith by ACGIM), this Agreement may be terminated upon thirty (30) days' written notice to ACGIM by J.P. Morgan.  ACGIM must notify J.P. Morgan in writing of any contested amounts within thirty (30) days of receipt of a billing for such amounts.  Disputed amounts are not due and payable while they are being investigated.

6.           Limitation of Liability and Indemnification.

(a)           J.P. Morgan shall not be liable for any losses, damages, costs or liabilities, including reasonable attorneys’ fees and expenses, incurred by the Clients or ACGIM, in connection with the matters to which this Agreement relates except for losses, damages, costs or liabilities, including reasonable attorneys’ fees and expenses caused by or resulting from J.P. Morgan’s willful misfeasance, bad faith, negligence or reckless disregard of its duties in the performance of J.P. Morgan’s obligations and duties under this Agreement.  J.P. Morgan shall indemnify and hold ACGIM and its directors, officers, agents and employees harmless from and against any and all claims, liabilities, losses, damages, fines, penalties and expenses, including out-of-pocket and incidental expenses and legal fees (“Losses”) that may be imposed on, incurred by, or asserted against any or all of them (except for any consequential damages as contemplated by Section 6(f) herein) in the performance of its/their duties hereunder, arising out of or attributable to the aforementioned conduct of J.P. Morgan.

(b)           J.P. Morgan shall not be responsible for, and ACGIM shall indemnify and hold J.P. Morgan and its directors, officers, agents and employees (collectively the “Indemnitees”) harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them (except for any consequential damages as contemplated by Section 6(f) herein) in the performance of its/their duties hereunder, including but not limited to those arising out of or attributable to:

(i)            any and all actions of the Indemnitees required to be taken pursuant to this Agreement;

(ii)           the reliance on or use by the Indemnitees of information, records, or documents which are received by the Indemnitees and furnished to it or them by or on behalf of the Funds, and which have been prepared or maintained by ACGIM or any third party on behalf of ACGIM;

(iii)          ACGIM’s refusal or failure to comply with the terms of this Agreement or ACGIM’s lack of good faith, or its actions, or lack thereof, involving negligence or willful misfeasance;

(iv)          the breach of any representation or warranty of ACGIM hereunder;

(v)           following any instructions or other directions of ACGIM or otherwise duly authorized, and upon which J.P. Morgan is authorized to rely pursuant to the terms of this Agreement;

(vi)          any delays, inaccuracies, errors in or omissions from information or data provided to J.P. Morgan by ACGIM, ACGIM’s sub-advisers, and other service providers of ACGIM such as data services, corporate action services, pricing services or securities brokerage;

(vii)         the offer or sale of shares by the Fund in violation of any requirement under the Federal securities laws or regulations or the securities laws or regulations of any state, or in violation of any stop order or other determination or ruling by any Federal agency or any state agency with respect to the offer or sale of such shares in such state (1) resulting from activities, actions, or omissions by the Fund or its other service providers and agents, or (2) existing or arising out of activities, actions or omissions by or on behalf of the Fund prior to the effective date of this Agreement;

(viii)        any failure of a Fund’s registration statement to comply with the 1933 Act and the Investment Company Act (including the rules and regulations thereunder) and any other applicable laws, or any untrue statement of a material fact or omission of a material fact necessary to make any statement therein not misleading in a Fund’s prospectus;

(ix)           the actions taken by the Fund, its investment advisor and/or sub-advisers, and its distributor in compliance with applicable securities, tax, commodities and other laws, rules and regulations, or the failure to so comply; and

(x)            all actions, inactions, omissions, or errors caused by third parties to whom the Fund or the Indemnitees have assigned any rights and/or delegated any duties under this Agreement at the request of or as required by the Fund, its investment advisors or distributor.

(c)           In addition to and not in limitation of paragraph (b) immediately above, ACGIM also agrees to indemnify and hold the Indemnitees and each of them harmless from and against any and all Losses that may be imposed on, incurred by, or asserted against, the Indemnitees or any of them in connection with or arising out of J.P. Morgan’s performance under this Agreement, provided the Indemnitees have not acted with misfeasance, bad faith or negligence.

(d)            With respect to the indemnification provided in this Section, each party shall use its best efforts to mitigate damages for which the other party may become responsible.

(e)           In performing its services hereunder, J.P. Morgan shall be entitled to rely on any oral or written instructions, notices or other communications, including electronic transmissions, from ACGIM and its officers and directors, sub-advisers, agents and other service providers which J.P. Morgan reasonably believes to be genuine, valid and authorized  J.P. Morgan shall also be entitled to rely on the advice and opinions of outside legal counsel and public accountants retained by the ACGIM, as necessary or appropriate.

(f)           Anything in this agreement to the contrary notwithstanding, in no event shall either party be liable for any indirect, incidental, special or consequential losses or damages of any kind whatsoever (including but not limited to lost profits), even if that party has been advised of the likelihood of such loss or damage and regardless of the form of action in which any such loss or damage may be claimed.  This provision shall survive the termination of this Agreement.

7.           Term.  This Agreement shall become effective on the date first hereinabove written and may be modified or amended from time to time by mutual agreement between the parties hereto. The Agreement shall continue in effect unless terminated by either party on 180 days' prior written notice. Upon termination of this Agreement, ACGIM shall pay to J.P. Morgan such compensation and any out-of-pocket or other reimbursable expenses which may become due or payable under the terms hereof as of the date that the provision of service ceases.

8.           Notices.  Any notice required or permitted hereunder shall be in writing and shall be deemed effective on the date of personal delivery (by private messenger, courier service or otherwise) or upon confirmed receipt of telex or facsimile, whichever occurs first, or upon receipt if by mail to the parties at the following address (or such other address as a party may specify by notice to the other):

If to ACGIM:

American Century Investment Management, Inc.
4500 Main Street
Kansas City, MO 64111
Attention:  Robert  Leach
Fax:   816 340-4964

If to J.P. Morgan:

J.P. Morgan Investor Services Co.
73 Tremont Street
Boston, MA 02108
Attention: Legal Department
Fax:   617-557-8616

9.           Waiver.  The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement.  Any waiver must be in writing signed by the waiving party.

             10.            Force Majeure.  Neither party shall be responsible or liable for any harm, loss or damage suffered by the others or by other third parties or for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond that party’s control.  In the event a force majeure event affecting J.P. Morgan’s performance hereunder continues more than 15 days, ACGIM may terminate this Agreement immediately.

11.            Amendments.  This Agreement may be amended from time to time by mutual written agreement between the parties.  No provision of this Agreement may be changed, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, discharge or termination is sought.

12.            Change Process. The parties may change any aspect of this Agreement by mutual written agreement signed by the Authorized Representatives of the parties, including but not limited to, changes related to (i) the deletion of Services, (ii) the addition of Services, (iii) the modification of Services, (iv) corporate actions, or (v) any other changes or amendments that alter the scope of this Agreement.  Any such change or amendment shall be made in accordance with this Section.

Either party hereto may request a change or amendment in accordance with this Section.  The party requesting the change or amendment shall prepare, at its expense, a notice setting forth, in reasonable detail, the nature of the change or amendment requested a “Change Control Request,” the form of which the parties may agree to from time to time.  As soon as practical after receipt by the other party of copies of the Change Control Request, the parties shall discuss the change or amendment to ascertain the effect of such proposed change or amendment on the Services, the Fees payable hereunder, and whether the work may be performed under authorization of a Work Request Memorandum (the form of which the parties may agree to from time to time), or whether a contract change or amendment is necessary.

If the work is non-recurring in nature and does not impact Services or the Fees on an ongoing basis, such work may be performed under authorization of a Work Request Memo.  The Work Request Memo may be used only for discrete project work that falls outside the scope of this Agreement but does not alter the obligations of the parties once such project is complete.  Any work contemplated under a Work Request Memo is expected to be completed in less than one (1) year.  Work authorized under a Work Request Memo shall commence only after the Work Request Memo is signed by an Authorized Representative of ACGIM and a duly authorized representative of J.P. Morgan.

Any work that modifies the obligations of the parties on an ongoing basis requires an amendment to this Agreement. J.P. Morgan shall prepare a draft amendment setting forth the effect of the change or amendment on the Services, and the Fees payable hereunder.  Execution of an amendment by an Authorized Representative of ACGIM and a duly authorized representative of J.P. Morgan shall constitute a modification hereof.  Notwithstanding the foregoing, Schedules A, B, and C to this Agreement may be revised or amended by mutual agreement of the parties, as evidenced by the adoption of a new schedule signed and dated by an Authorized Representative of ACGIM and a duly authorized representative of J.P. Morgan.  Such new schedule shall entirely amend and replace the prior schedule and shall be considered part of this Agreement.  The Minimum Service Level Descriptions set forth in the Service Level Documents (“SLD”) as contemplated by Schedule D may be modified by mutual agreement and evidenced by the execution of a revised SLD signed by the designee of ACGIM and J.P. Morgan as described in the applicable SLD.  Upon completion of a change order, J.P. Morgan shall provide a summary of the actual hours used on the project, broken out by the categories or project tasks indicated on the change order.

            13.           Severability.  If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

14.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK.

15.           Confidentiality.    J.P. Morgan agrees that it shall not use the Clients’ information (such as trade activity, portfolio holdings, or other confidential information) for any purpose other than to carry out its obligations under this Agreement, and further agrees that it shall not give, sell or in any way transfer or disclose such confidential information to any person or entity, other than (i) affiliates of J.P. Morgan or third parties who have entered into contractual arrangements with the Client or with J.P. Morgan, and then only to the extent necessary to carry out the obligations under such contractual arrangements, (ii) at the direction of a Client, (iii) as required by law or (iv) subject to (i) above, as permitted by law.  J.P. Morgan represents that it has in place and shall maintain physical, electronic, and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information related to such Client records.  J.P. Morgan warrants that it shall not disclose such confidential information to any person or entity as permitted in the previous sentence unless such person or entity has agreed to keep such information confidential.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.

American Century Global Investment Management, Inc.

By:          /s/ Wayne McCoach

Name:     Wayne McCoach

Title:       Asst. Vice President

J.P. Morgan Investor Services Co.

By:          /s/ Daniel J. Manniello

                                                                          Name:     Daniel J. Manniello

Title:       Vice President

FUND SERVICES AGREEMENT

SCHEDULE A
FEES AND EXPENSES

Fund Accounting, Fund Financial Reporting, Tax, and Treasury/Compliance Fees

The Fees set forth below shall apply for three (3) years from the commencement of the provision of Services and shall be subject to renegotiation thereafter.

Fund Accounting Fees:

For Schedule A-1 Funds and A-5 Trusts, the following accounting fee structure applies:

Money Market Funds/Trusts:

o	Minimum fee of $10,000 per fund/trust

o	Tiering structure of:

o	$0 to $5bn 0.75bps

o	Above $5bn 0.60bps

All other Schedule A-1 Funds and A-5 Trusts (i.e. non-Money Market Funds/Trusts):

o	Minimum fee of $20,000 per fund/trust

o	Tiering structure of:

o	$0 to $5bn 0.50bps

o	Above $5bn to $20bn 0.40bps

o	Above $20bn 0.25bps

For smaller funds/trusts, where the revenue generated by applying the aforementioned fee schedule is less than $5,000, J.P. Morgan will waive the minimum fee for a period of one year after all funds/trusts have been converted.

Funds listed on Schedule A-2 and A-3 are $7,500 per fund per annum.

Accounts listed on Schedule A-4 are $3,500 per account annually.

Fund Financial Reporting, Tax, and Treasury/Compliance Service Fees:

Fund Financial Reporting services are a flat fee per fund/trust as follows:

•	Schedule A-1 Funds - $11,000 per fund per annum

•	Schedule A-2 Funds - $6,000 per fund per annum

•	Schedule A-3 Funds - $3,000 per fund per annum (only require an annual report)

•	Schedule A-5 Trusts - $5,500 per trust per annum (only require an annual report)

Tax Services

•	Schedule A-1 and A-2 Funds - $12,000 per fund per annum.

Treasury/Compliance services are a flat fee per fund/trust/account as follows:

•	Schedule A-1 Funds, A-4 Accounts, and A-5 Trusts:

o	Portfolio Turnover reporting at $1,500 per fund/account/trust per annum.

•	Schedule A-2 and A-3 Funds:

o	Portfolio Turnover reporting at $500 per fund per annum.

•	Schedule A-1 and A-2 Funds:

o	Rule 38a-1 core service program fees at $600 per fund per annum.

•	Schedule A-1 and A-2 Funds:

o	Periodic income distributions (i.e., monthly, quarterly, and semi-annual) at $1,000 per fund per annum.

Out-of-Pocket Expenses

ACGIM will reimburse J.P. Morgan for out-of-pocket expenses incurred on its behalf.

•
Fund Accounting and Fund Administration out-of pocket charges include, but are not limited to, express mail, additional requests for archiving, overnight courier charges, and printing/copying charges, etc.

Direct Pass-through Vendor Fees

ACGIM will reimburse J.P. Morgan for direct pass-through vendor charges, such as pricing.

Other

•	J.P. Morgan agrees to discount its fees, up to amount of $300,000, in the first year of service to assist ACGIM in the retention of its employees.

•	J.P. Morgan agrees to reimburse ACGIM, up to amount of $150,000, for transition expenses incurred as they relate to the conversion.

J.P. Morgan agrees to a six month fee holiday on accounting, financial reporting, tax, and treasury/compliance fees to facilitate introduction on all newly launched, non-emerging market funds during the term of this contract.

FUND SERVICES AGREEMENT

SCHEDULE A-1
LIST OF FUNDS ORGANIZED UNDER THE INVESTMENT COMPANY ACT OF 1940
(“40-ACT FUNDS”)

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.

VP Global Growth
VP International

AMERICAN CENTURY WORLD MUTUAL FUNDS

Emerging Markets Fund
Global Growth
International Discovery Fund
International Growth Fund
International Opportunities
International Stock
International Value
Life Sciences
NT Emerging Markets
NT International Growth

FUND SERVICES AGREEMENT

SCHEDULE A-2
LIST OF 40-ACT FUND OF FUNDS

None as of the date if this Agreement.

FUND SERVICES AGREEMENT

SCHEDULE A-3
LIST OF NON 40-ACT FUND OF FUNDS

None as of the date of this Agreement.

FUND SERVICES AGREEMENT

SCHEDULE A-4
LIST OF SUB-ADVISED, SEPARATE, AND CORPORATE ACCOUNTS

ACGIM CONCENTRATED GLOBAL OPPORTUNITIES
DAIMLER CHRYSLER INTL GROWTH EAFE ONLY
JPM GLOBAL EX-US SMALL CAP
KAUFFMAN FOUNDATION INTL SM CAP GROWTH
KUWAIT FUND GLOBAL GROWTH
LAUDUS INTERNATIONAL OPPS
LAUDUS INTL DISCO/IOPS
RAYTHEON MPT- INTERNATIONAL SMID
RAYTHEON MPT- INTL SMALL CAP GROWTH
VALIC AM CENTURY INTL GROWTH
VALIC GLOBAL GROWTH FUND

FUND SERVICES AGREEMENT

SCHEDULE A-5
LIST OF COMMINGLED TRUSTS

GLOBAL GROWTH COMMINGLED TRUST A (inception on 2/1/08)

FUND SERVICES AGREEMENT

SCHEDULE B
GENERAL DESCRIPTION OF FUND ACCOUNTING SERVICES

J.P. Morgan agrees to perform the following duties in accordance with the requirements of the Fund’s Registration Statement and applicable laws and regulations:

(a)	keep and maintain the books and records of each Fund in accordance with Rule 3la-1 under the Investment Company Act of 1940 (“40 Act”), including the following:

(i)    journals containing an itemized daily record in detail of all purchases and sales of securities, all receipts and disbursements of cash and all other debits and credits, as required by subsection (b)(1) of the 40 Act;

(ii)   general and auxiliary ledgers reflecting all asset, liability, reserve, capital, income and expense accounts, including interest accrued and interest received, as required by subsection (b)(2)(i) of the 40 Act;

(iii)   separate ledger accounts required by subsections (b)(2)(ii) and (iii) of the 40 Act; and

(iv)   a monthly trial balance of all ledger accounts (except shareholder accounts) as required by subsection (b)(8) of the 40 Act.

(b)
keep and maintain the books and records of each Account/Trust in accordance with Rule 204-2 under the Investment Adviser’s Act of 1940 (“Advisers Act”), including the following: journals or other records showing all purchases, sales, receipts, and deliveries of securities (including certificate numbers) for such accounts and all other debits and credits to such accounts as required by subsection (b)(1) of the Advisers Act;

(v)    journals, including cash receipts and disbursements, and any other records of original entry forming the basis of entries in any ledger as required by subsection (a)(1) of the Advisers Act; and

(vi)   general and auxiliary ledgers (or other comparable records) reflecting all asset, liability, reserve, capital, income, and expense accounts as required by subsection (a)(2) of the Advisers Act.

(c)	perform the following accounting services daily, unless otherwise indicated below, for each Fund:

(i)     calculate the net asset value per share;

(ii)            for each security in a Fund’s portfolio, obtain security prices from at least two (2) independent pricing services, or if such quotes are unavailable, obtain such prices from each Fund's investment advisor or its designee, as approved by Fund's Board;

(iii)    provide exception, stale and halted price reporting to the investment advisor;

(iv)   verify and reconcile with the Fund’s custodian’s records all daily trade activity;

(v)    verify and reconcile daily with the Fund’s custodian’s records all security and cash positions;

(vi)   for money market Funds, compute, each Fund's net income and capital gains, dividend payables, dividend factors, and agreed-upon rates and yields;

(vii)          review daily the net asset value calculation and dividend factor (if any) for each Fund, distribute net asset values and yields to NASDAQ, Fund's transfer agent, Fund's administrator and such other third parties as are agreed upon;

(viii)         daily report to Fund about the market pricing of securities in any money market Funds, with the comparison to the amortized cost basis;

(ix)    determine unrealized appreciation and depreciation on securities held in variable net asset value Funds;

(x)     record all corporate actions affecting securities held by each Fund, including but not limited to dividends, stock splits and recapitalizations;

(xi)    amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Fund;

(xii)   record and reconcile with the transfer agent all capital stock activity;

(xiii)          update accounting system to reflect rate changes on variable interest rate instruments;

(xiv)         post Fund transactions to appropriate categories;

(xv)          accrue expenses of each Fund according to instructions received from the administrator;

(xvi)         calculate book capital account balances;

(xvii)        maintain books and records;

(xviii)   determine the outstanding receivables and payables for all (1) security trades, (2) Fund share transactions and (3) income and expense accounts; and

(xix)      provide accounting reports in connection with Fund's regular annual audit and other audits and examinations by regulatory agencies.

FUND SERVICES AGREEMENT

SCHEDULE C
GENERAL DESCRIPTION OF FUND FINANCIAL REPORTING, TAX, AND
TREASURY COMPLIANCE SERVICES

J.P. Morgan’s Fund Administration and Compliance Services are designed and intended to address the Fund’s routine financial and tax reporting, portfolio compliance and general administration needs.  J.P. Morgan will work closely with the Fund’s experts, such as its public accountants and legal counsel, as authorized or directed by ACGIM management, with respect to these services.

I.           Routine Financial Reporting Services

A.
Semi-annual reports, Annual reports, and Form N-Q reports for the first and third fiscal quarters.  Prepare documents/files that will be used by ACGIM to create a first draft of the semi-annual and annual reports for review and approval by ACGIM management. This will include financial statements prepared in accordance with accounting principles generally accepted within the United States of America (GAAP).  Prepare the schedule of investments and related disclosures in accordance with S-X and/or GAAP for inclusion by ACGIM in the Form N-Q filing.

B.	Regular N-SAR filings. Prepare for review and approval by Fund’s management, Form N-SAR. Upon approval of the N-SAR by ACGIM management, J.P. Morgan will file Form N-SAR with the SEC.

C.	24f-2 Notices. Prepare for review and approval by Fund’s management Form 24f-2. Upon approval of Form 24f-2 by ACGIM management, J.P. Morgan will file Form 24f-2 with the SEC

D.
Annual Audit Process.  Prepare confirms and accumulate information required during course of audit.  Such confirms will be signed by Fund officers. Accumulation of information required by the auditors such as NAVs, net assets, shares outstanding, as-of activity, and journal activity as required for SAS 99 testing.

II.           Routine Tax Services

J.P. Morgan will provide assistance to the Funds and their investment adviser with respect to compliance with federal tax and securities laws.  Responsibility for such compliance services are subject to the development of a more precise allocation of duties and responsibilities between J.P. Morgan, the adviser and other relevant service providers.  In addition, J.P. Morgan’s provision of compliance services is designed to assist the Funds and their adviser but is not intended as an assumption by J.P. Morgan of the adviser’s fiduciary duties and legal responsibilities to the Funds.

A.	Estimated distributions. Preparation and review of one income distribution estimate, including capital gains, during each fund’s fiscal year based on the date designated by ACGIM.

B.
Review of gross income tests.  Review results of Section 851 (of the Internal Revenue Code) gross income tests performed by ACGIM quarterly and during the 10th, 11th and 12th month of each fund’s fiscal year.

C.
Review of diversification tests.  Review results of Section 851 and Section 817(h) (of the Internal Revenue Code) diversification tests performed by ACGIM on a quarterly basis of each fund’s fiscal year.

D.	Exempt Asset Test and Foreign Security Test. Perform and review quarterly tax exempt asset test and foreign security asset test.

E.	Review of Periodic Distributions. Review the calculation of periodic distributions (i.e., monthly, quarterly, and semi-annual) prepared by Treasury/Compliance Services.

F.	Non-Periodic Distributions. Prepare and review end of year distributions for ordinary income and capital gains.

G.
Excise Tax Provisions.  Prepare and review excise tax provisions, including all book/tax adjustments, as required under Section 4982 (of the Internal Revenue Code).  Complete excise tax returns and extensions for review by Fund officers and file once approved.

H.	Tax Returns. Prepare and review federal income and state income tax returns (including filings by extended due dates). Provide to ACGIM for final review and mailing.

I.	Annual Reports. Support financial statement process by preparing and reviewing the ROC SOP disclosure, tax footnote disclosure and 60-day notice information (unaudited tax footnote).

J.
Year End Reporting.  Prepare, review and provide for review year end re-characterizations, return of capital, foreign tax credit, AMT income percentages, percentage of income derived from direct U.S. government obligations, percentage of Utah state tax exemption, tax-exempt income by state, qualified dividend income calculations, dividends-received deduction calculations, and tax exempt percentages.

K.	Year End Shareholder Reporting. Prepare, review and provide for review other tax related information that may be necessary.

L.
Liquidations and Mergers.  Prepare and review all items relating to liquidation of funds.  Provide tax advice related to fund mergers in addition to preparing and reviewing all related tax documents relevant to the merger.

M.	Consultation. Provide tax consulting and research services, as necessary.

N.	Corporate Actions. Provide tax consulting and research services related to complex corporate actions.

III.           Routine Treasury/Compliance Services

J.P. Morgan will provide assistance to the Funds and ACGIM with respect to certain treasury/compliance functions with respect to federal tax and securities laws.  In addition, J.P. Morgan’s provision of treasury/compliance services is designed to assist the Funds and ACGIM but is not intended as an assumption by J.P. Morgan of ACGIM’s fiduciary duties to the Funds, and accordingly, J.P. Morgan assumes no responsibility for attendant damages of any kind (including investment losses) relating to the testing and reporting services set forth in C and D below.

A.
Chief Compliance Officer (CCO) Support.  Provide quarterly certification letters in connection with obligations under the U.S. Securities and Exchange Commission (“SEC”) Rule 38a-1 under the Investment Company Act of 1940 and Rule 206(4)-7 under the Investment Advisers Act of 1940.

B.
Dividend distributions.  Calculate periodic dividend distributions (i.e., monthly, quarterly, and semi-annual) in accordance with distribution policies detailed in each Fund’s prospectuses or Board resolutions.  Assist Fund management in making final determinations of distribution amounts.  Calculate, verify and communicate periodic income distributions, and coordinate/review with fund accounting.

C.	Perform gross income tests. Perform gross income tests pursuant to Section 851 (of the Internal Revenue Code) quarterly and during the 10th, 11th and 12th month of a Fund’s fiscal year.[1]

D.	Perform diversification tests. Perform diversification tests pursuant to Section 851 and Section 817(h) (of the Internal Revenue Code) on a quarterly basis of a Fund’s fiscal year.[2]

E.
Sarbanes-Oxley Certification.  Provide fiscal quarter-end certifications for each Fund related to review of internal controls over financial reporting and evaluations of the effectiveness of disclosure controls and procedures, or as requested by ACI.

F.	Portfolio Turnover. Calculate turnover in accordance with Form N-1A requirements, accepted industry practice, and as defined by ACGIM, for all accounts for the following periods on a monthly basis:
•	monthly
•	calendar quarters,
•	calendar year-to-date
•	semi annual and annual reporting period year to date
•	rolling 12 month

________________________________
1 Tests shall be performed for one year following the commencement of provision of services for the following Fund:

	Fiscal Year-End	Transition Date	Qtrly Testing (beg and end)
A.C. World Mutual Funds, Inc.--Emerging Markets	30-Nov	1-Nov	11/30/08 – 11/30/09

2 Services to be provided to the same Fund as set forth in fn 1 above.

G.
Periodic Survey Reporting.  Submit to external vendors requested survey information pertaining to the Funds as designated on a daily, weekly, monthly, and quarterly basis as outlined below (and referenced in the Service Level Agreement)

•	Daily iMoneyNet
•	Daily Crane
•	Weekly iMoneyNet Money Market
•	Monthly iMoneyNet Financial Data
•	Monthly iMoneyNet Cash Flow
•	Weekly AMG
•	Monthly Bloomberg Holdings
•	Monthly survey to certain vendors
•	Monthly Lipper
•	Monthly Lipper Holdings and Total Net Assets
•	Daily Morningstar
•	Monthly Morningstar
•	Monthly Morningstar Holdings (including funds in A-1, A-2, A-3)
•	Quarterly Morningstar Holdings
•	Monthly iMoneyNet (Expenses)
•	Weekly ICI
•	Monthly ICI Survey
•	Quarterly ICI Survey
•	Annually ICI Primary and Secondary

FUND SERVICES AGREEMENT

SCHEDULE D
MINIMUM SERVICE LEVELS APPLICABLE TO
FUND ACCOUNTING SERVICES